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                                                                 EXHIBIT 24.1




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



As an independent certified public accountant, I hereby consent to the inclusion in Vanderbilt Gold Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, of my report dated April 14, 1998 on the consolidated statement of operations, changes in shareholders' equity, and cash flows for the three years then ended of Vanderbilt Gold Corporation and Subsidiaries.


/s/ Keith Rosen
4/14/97